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                                                                    EXHIBIT 10.2

                              SUPERVISORY AGREEMENT

         This Supervisory Agreement (Agreement) is made and is effective this 26th day of July , 2001 (the Effective Date), by and between Metropolitan Financial Corp., Inc. (the Holding Company) OTS Docket No. H-0229, a savings and loan holding company, having its main office located at 22901 Millcreek Boulevard, Highland Hills, Ohio, 44122, and the Office of Thrift Supervision
(OTS), an office within the United States Department of the Treasury, having its principal executive offices located at 1700 G Street, N.W., Washington, D.C. 20552, acting through its Central Regional Director or his or her designee (Regional Director). It is understood and agreed that this Agreement is a "written agreement" entered into with OTS within the meaning of 12 U.S.C. secs. 1818(b)(1) and (i)(2).

         WHEREAS, the OTS is the primary Federal regulator of the Holding Company; and

         WHEREAS, based on the Holding Company Report of Examination dated December 27, 2000 (Report of Examination), the OTS is of the opinion that the Holding Company has engaged in acts and practices that are considered to be unsafe and unsound; and

         WHEREAS, the OTS is of the opinion that grounds exist for the initiation of administrative proceedings against the Holding Company; and

         WHEREAS, the OTS is of the view that it is appropriate to take measures intended to ensure that the Holding Company will engage in safe and sound practices; and

         WHEREAS, the Holding Company, acting through its Board of Directors (the Board), without admitting or denying any unsafe and unsound practices, wishes to cooperate with the OTS and to evidence the intent to engage in safe and sound practices.

         NOW THEREFORE, in consideration of the above premises and the mutual undertakings set forth herein, the parties hereto agree as follows:

                                     CAPITAL
                                     -------

(1) Capital Plan
    ------------

         A. By September 28, 2001, the Holding Company shall prepare and adopt a plan for raising additional capital without increasing the Holding Company's debt payments or the need for dividends from Metropolitan Bank and Trust





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Company ("Plan"). The Plan shall describe the various strategies considered and the Board's rationale regarding which method of raising capital will be pursued, the amount of capital to be raised, and a timeframe for infusing the capital into the Holding Company by December 31 2001.

         B. Within five (5) calendar days following its adoption, the Plan shall be submitted to the Regional Director for review and non-objection.

         C. After review and non-objection by the Regional Director, the Board shall implement the Plan and adhere to it in all respects.

         D. Any proposed major deviations from or material changes to the Plan shall be submitted to the Regional Director at least thirty (30) calendar days prior to such changes for review and non-objection. If no objection or request for additional information is received by the Holding Company within five (5) days following the expiration of such thirty (30) day period, the Holding Company may go forward with the proposed deviation or change.

         E. On a quarterly basis, beginning with the first calendar quarter after adoption of the Plan, the Board shall review the progress of the Holding Company in following the strategies and timeframes set forth in the Plan and provide a written analysis detailing the actual progress against the projections in the Plan. This written analysis, detailing any variances, shall be provided to the Regional Director within sixty (60) calendar days following the close of each calendar quarter. Minutes of Board and committee meetings shall document the deliberations, actions, and decisions regarding the analysis.

                               BOARD OF DIRECTORS
                               ------------------

(2) Director Responsibilities
    -------------------------

         Notwithstanding the requirements of this Agreement that the Board submit various matters to the Regional Director, or his or her designee, for the purpose of receiving their non-objection or notice of acceptability, such regulatory oversight does not derogate or supplant each individual member's continuing fiduciary duty. The Board shall have the ultimate responsibility for overseeing the safe and sound operation of the Holding Company at all times.







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                                     GENERAL
                                     -------
(3) Operating Restrictions
    ----------------------

         A. The Holding Company must file a notice with the Regional Director prior to adding a director or hiring a senior executive officer or changing the responsibilities of any senior executive officer so that the person would assume a different senior executive position (12 C.F.R. Sec. 563.560(a)(1)(ii)); and

         B. The Holding Company is prohibited from making any golden parachute payments unless the payment is otherwise permitted by regulation (12 C.F.R. Sec. 359.1(f) and Sec. 359.2).

(4) Compliance with Agreement
    -------------------------

         A. The Board and officers of the Holding Company shall take immediate action to cause the Holding Company to comply with the terms of this Agreement and shall take all actions necessary or appropriate thereafter to cause the Holding Company to carry out the provisions of this Agreement.

         B. The Board shall promptly respond to any request from the OTS for documents that it reasonably requests to demonstrate compliance with this Agreement.

                                  MISCELLANEOUS
                                  -------------

(5) Definitions
    -----------

         All technical words or terms used in this Agreement for which meanings are not specified or otherwise provided by the provisions of this Agreement shall, insofar as applicable, have meanings as defined in Chapter V of Title 12 of the Code of Federal Regulations, the Home Owners' Loan Act (HOLA), Federal Deposit Insurance Act (FDIA), or OTS Publications. Any such technical words or terms used in this Agreement and undefined in said Code of Federal Regulations, HOLA, FDIA, or OTS Publications shall having meanings that are in accordance with the best custom and usage in the savings and loan industry.

(6) Successor Statutes, Regulations, Guidance, Amendments
    -----------------------------------------------------

         Reference in this Agreement to provisions of federal statutes, regulations, and OTS Publications shall be deemed to include references to all amendments to such provisions as have been made. as of the Effective Date and references to successor provisions as they become applicable.





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(7) Notices
    -------

         A. Except as otherwise provided herein, any request, demand, authorization, directions, notice, consent, waiver, or other document provided or permitted by this Agreement to be made upon, given or furnished to, delivered to, or filed with:

         (i) The OTS, by the Holding Company, shall be sufficient for every purpose hereunder if in writing and mailed, first class, postage prepaid or sent via overnight delivery service or physically delivered, in each case addressed to the Regional Deputy Director, Office of Thrift Supervision, Department of the Treasury, One South Wacker Drive, Suite 2000, Chicago, Illinois 60606 or telecopied to (312) 9175001, and confirmed by first class mail, postage prepaid, overnight delivery service or physically delivered, in each case to the above address; and

         (ii) The Holding Company, by the OTS, shall be sufficient for every purpose hereunder if in writing and mailed, first class, postage prepaid, or sent via overnight delivery service or physically delivered in each case addressed to Metropolitan Financial Corp. at 22901 MillCreek Boulevard, Highland Hills, Ohio, 44122 or telecopied to (216) 206-1770, and confirmed by first class mail, postage prepaid, overnight delivery service or physically delivered, in each case to the above address.

         B. Notices hereunder shall be effective upon receipt, if by mail, overnight delivery service or telecopy, and upon delivery, if by physical delivery. If there is a dispute about the date on which a written notice has been received by a party to this Agreement, then, in the event such notice was sent by the United States mail, there shall be a presumption that the notice was received two business days after the date of the postmark on the envelope in which the notice was enclosed.

(8) Effective Date
    --------------

         A. This Agreement shall become effective upon its execution by the OTS through its authorized representative whose signature appears below. The Agreement shall remain in effect until terminated, modified, or suspended, in writing, by the OTS, acting through its Director, Regional Director, or other authorized representative.

         B. The Regional Director, in his sole discretion, may, by written notice, suspend any or all of the provisions of this Agreement.









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(9)    Time Limits
       -----------

         Time limits for compliance with the terms of this Agreement run from the Effective Date, unless otherwise noted. The Regional Director, or his or her designee, may, in his or her sole discretion, extend any of such time limitations.

(10)   Effect of Headings
       ------------------

         The Section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

(11)   Separability Clause
       -------------------

         In case any provision in this Agreement is ruled to be invalid, illegal or unenforceable by the decision of any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his sole discretion determines otherwise.

(12)   No Violations of Law, Rule, Regulation or Policy Statement Authorized;
       ----------------------------------------------------------------------
       OTS Not Restricted
       ------------------

         Nothing in this Agreement shall be construed as: (i) allowing the Holding Company to violate any law, rule, regulation, or policy statement to which it is subject, or (ii) restricting or estopping the OTS from taking any actions) that it believes is appropriate in fulfilling the responsibilities placed upon it by law.

(13)   Successors in Interest/Benefit
       ------------------------------

         The terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their successors in interest. Nothing in this Agreement, express or implied, shall give to any person or entity, other than the parties hereto, and the Federal Deposit Insurance Corporation and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

(14)   Integration Clause
       ------------------

         This Agreement represents the final written agreement of the parties with respect to the subject matter hereof and constitutes the sole agreement of the parties, as of the Effective Date of this Agreement, with respect to the subject matter.







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(15) Enforceability of Agreement
     ---------------------------

         The Holding Company represents and warrants that this Agreement has been duly authorized, executed, and delivered, and constitutes, in accordance with its terms, a valid and binding obligation of the Holding Company. The Holding Company acknowledges that this Agreement is a "written agreement" entered into with the OTS within the meaning of Section 8 of the FDIA, 12 U.S.C. sec. 1818.

         IN WITNESS WHEREOF, the OTS, acting by and through the Regional Director, and the Holding Company hereby execute this Agreement as of the Effective Date of this Agreement.

OFFICE OF THRIFT SUPERVISION

By:  /s/ Ronald N. Karr
     ------------------
          Ronald N. Karr,
          Regional Director, Central Region

METROPOLITAN FINANCIAL CORP.
By:  /s/ Robert M. Kaye                        By:  /s/ Alfonse M. Mattia
     ------------------                             ---------------------
         Robert M. Kaye,                                Alfonse M. Mattia,
         Director                                       Director

By:  /s/ Kenneth T. Koehler                    By:  /s/ Ralph D. Ketchum
     ----------------------                         --------------------
         Kenneth T. Koehler,                            Ralph D. Ketchum,
         Director                                       Director

By:  /s/ Malvin E. Bank                        By:  /s/ James A. Karman
     ------------------                             -------------------
         Malvin E. Bank,                                James A. Karman,
         Director                                       Director

By:  /s/ David P. Miller                       By:  /s/ Marguerite B. Humphrey
     -------------------                            --------------------------
         David P. Miller,                               Marguerite B. Humphrey,
         Director                                       Director

By:  /s/ Robert R. Broadbent                   By:  /s/ Lois K. Goodman
     -----------------------                        -------------------
         Robert R. Broadbent,                           Lois K. Goodman,
         Director                                       Director

By:  /s/ Marjorie M. Carlson
     -----------------------
         Marjorie M. Carlson,
         Director